Filed pursuant to Rule 424(b)(5)

Registration No. 333-281805

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 9, 2024)

2,483,586 Shares of Common Stock

Fluent, Inc.

We are offering 2,483,586 shares (the “Shares”) of our common stock, par value $0.0005 per share (“Common Stock”), in a registered direct offering to certain institutional investors in a privately negotiated transaction pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each Share of Common Stock to the purchasers identified in the securities purchase agreement dated November 29, 2024, by and among us and the purchasers listed on the signature pages thereto is $2.3152 per Share.

In a concurrent private placement (the “Private Placement”), we are also selling to certain officers and/or directors and a principal stockholder of the Company pre-funded warrants (the “Unregistered Pre-Funded Warrants”) to purchase up to 1,187,802 shares (the “Unregistered Pre-Funded Warrant Shares”) of our Common Stock. The Unregistered Pre-Funded Warrants and Unregistered Pre-Funded Warrant Shares (collectively, the “Unregistered Securities”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. The exercisability of the Unregistered Pre-Funded Warrants offered in the Private Placement will be subject to stockholder approval. If such stockholder approval is obtained, the Unregistered Pre-Funded Warrants may be exercised at any time until all of the Unregistered Pre-Funded Warrants are exercised in full. See “Private Placement Transaction” for more information.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FLNT.” On November 27, 2024, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $2.77 per share.

As of November 29, 2024, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $26,807,995, which was calculated based on 16,876,774 shares of outstanding Common Stock, of which 7,324,589 shares were held by non-affiliates, and a price per share of $3.66 based upon the closing price of our Common Stock on The Nasdaq Capital Market on September 30, 2024. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not offered or sold any shares of our Common Stock. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

ThinkEquity LLC (“ThinkEquity”) is acting as placement agent (“placement agent”) in connection with this offering. The placement agent has agreed to use its reasonable best efforts to sell the Shares of Common Stock offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any Shares offered by this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-8 of this prospectus supplement for more information regarding these arrangements.

Investing in our Common Stock involves risks. See “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.3152	$5,750,000
Placement agent’s fees(1)	$0.0926	$180,000
Proceeds to us, before expenses	$2.2226	$5,570,000

(1) We have agreed to pay the placement agent a cash placement fee equal to $180,000 or the equivalent of $0.09 per share relating to an investment of $4,500,000. For additional information on the placement agent’s fees and expense reimbursement, see "Plan of Distribution" beginning on page S-8 of this prospectus supplement.

We anticipate that delivery of the securities against payment will be made on or about December 3, 2024, subject to satisfaction of customary closing conditions.

ThinkEquity

The date of this prospectus supplement is November 29, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-7
PLAN OF DISTRIBUTION	S-8
PRIVATE PLACEMENT TRANSACTION	S-9
LEGAL MATTERS	S-10
EXPERTS	S-10
WHERE YOU CAN FIND MORE INFORMATION	S-10
INFORMATION INCORPORATED BY REFERENCE	S-11

PROSPECTUS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF SUBSCRIPTION RIGHTS	11
DESCRIPTION OF UNITS	12
LEGAL OWNERSHIP OF SECURITIES	12
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	17

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Common Stock. Before buying any Shares of our Common Stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement as well as any free writing prospectus we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our Common Stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. We have not, and the placement agent has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we nor the placement agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-ii

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

S-iii

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, tradenames referred to in this prospectus supplement appear without the ® or TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames and trademarks. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus supplement to “Fluent,” the “Company,” “we,” “us,” “our” and similar terms refer to Fluent, Inc., a Delaware corporation, and its consolidated subsidiaries.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

We are an industry leader in digital marketing services. We primarily perform customer acquisition services by operating highly scalable digital marketing campaigns, through which we connect our advertiser clients with consumers they are seeking to reach. We access these consumers through both our owned and operated digital media properties and Commerce Media Solutions marketplace. Since the beginning of 2023, we delivered data and performance-based customer acquisition services for over 500 consumer brands, direct marketers, and agencies across a wide range of industries, including Media & Entertainment, Financial Products & Services, Health & Life Sciences, Retail & Consumer, and Staffing & Recruitment.

We attract consumers at scale to our owned and operated digital media properties primarily through promotional offerings where they are rewarded for completing activities within the platforms. When registering on our sites, consumers provide their name, contact information, and opt-in permission to present them with relevant offers on behalf of our clients. Approximately 90% of these users engage with our media on their mobile devices or tablets.

Once users have registered on our sites, we integrate our proprietary direct marketing technologies and analytics to engage them with surveys, polls, and other experiences, through which we learn about their lifestyles, preferences, and purchasing histories, among other matters. Based on these insights, we serve targeted, relevant offers to them on behalf of our clients. As new users register and engage with our sites and existing registrants re-engage, the enrichment of our database expands our addressable client base and improves the effectiveness of our performance-based campaigns.

We also operate our Commerce Media Solutions platform on partner sites and apps where we embed our proprietary ad-serving technology to identify and acquire additional consumers for our advertiser clients. Our technology is integrated at key moments in the consumer experience to capitalize on high engagement and improve conversion. For example, our Adflow product connects our advertisers to consumers on e-commerce websites and/or apps after check-out. These syndicated Commerce Media Solutions generate meaningful income for our media partners, while driving high-quality customer acquisition for our advertiser clients. In contrast to the media agreements we enter into to attract users to our owned and operated websites, which can be paused or cancelled on short notice, we sign agreements with media partners for our Commerce Media Solutions platform with terms of at least one year and up to five years. We typically remunerate our media partners on a revenue share and/or impression basis.

Additionally, we operate a call center-supported performance marketplace that provides live call-based performance campaigns to help clients increase engagement and in some cases sell products and services directly on behalf of our clients. The call solutions marketplace serves clients across an array of industries but has had a heavy focus on the health insurance sector.

Since our inception, we have amassed a large, proprietary database of first-party, self-declared user information and preferences. We solicit our users' consent to be contacted by us and/or our advertisers via various contact methods including email, telephone, SMS/text, and push messaging. We then leverage their self-declared data in our array of performance offerings primarily in two ways: (1) to serve advertisements that we believe will be relevant to users based on the information they provide when they engage on our sites or other partner sites through our syndicated performance marketplaces and (2) to provide our clients with users' contact information so that such clients may communicate with them directly. We may also leverage our existing technology and database to drive new revenue streams, including utilization-based models (e.g., programmatic advertising).

We generate revenue by delivering measurable marketing results to our clients. We differentiate ourselves from other marketing alternatives by our abilities to provide clients with a cost-effective and measurable return on advertising spend, a measure of profitability of sales compared to the money spent on ads, and to manage highly targeted and highly fragmented online media sources. We are predominantly paid on a negotiated or market-driven "per click," "per lead," or other "per action" basis that aligns with the customer acquisition cost targets of our clients. We bear the costs of acquiring traffic from publishers' performance marketplaces that ultimately generate qualified clicks, leads, calls, app downloads, or customers for our clients.

Through AdParlor, LLC, we conduct our non-core business which offers clients various social media strategies through the planning and buying of media on different platforms.

Recent Developments

On November 27, 2024, Crystal Financial LLC D/B/A SLR Credit Solutions (“SLR”) agreed to extend the date pursuant to which the Company is required to raise at least $7,500,000 of net cash proceeds to December 3, 2024 under the Third Amendment to the Credit Agreement by and among Fluent, LLC, a wholly-owned subsidiary of the Company (the “Borrower”), the Company and certain subsidiaries of the Borrower as guarantors (collectively, the “Credit Parties”), SLR and each other lender from time to time party thereto dated November 15, 2024.

Corporate Information

Our principal executive offices are located at 300 Vesey Street, 9th Floor, New York, New York 10282 and our telephone number at that address is (646) 669-7272. We maintain a corporate website at https://fluentco.com and an investor relations website at https://investors.fluentco.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the U.S. Securities and Exchange Commission (“SEC”).

THE OFFERING

Issuer	Fluent, Inc.

Common Stock offered by us	2,483,586 Shares of our Common Stock.

Public Offering Price	$2.3152 per Share.

Concurrent Private Placement

In a concurrent Private Placement, we are also selling to certain officers and/or directors and a principal stockholder of the Company Unregistered Pre-Funded Warrants to purchase up to 1,187,802 Unregistered Pre-Funded Warrant Shares. The Unregistered Securities are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act. The exercisability of the Unregistered Pre-Funded Warrants offered in the Private Placement will be subject to stockholder approval. See “Private Placement Transaction” for more information. If such stockholder approval is obtained, the Unregistered Pre-Funded Warrants may be exercised at any time until all of the Unregistered Pre-Funded Warrants are exercised in full.

Common Stock to be outstanding immediately prior to the closing of this offering	16,876,774 shares of Common Stock.

Common Stock to be outstanding immediately after the closing of this offering(1)	19,360,360 shares of Common Stock.

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $5.3 million, after deducting the placement agent’s fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-7 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

In addition, we estimate that the concurrent Private Placement will result in additional net proceeds of approximately $2.7 million, after deducting the estimated offering expenses payable by us and excluding any proceeds that may be received upon the cash exercise of the Unregistered Pre-Funded Warrants.

Risk factors

Investing in our Common Stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-5 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol	“FLNT”.

 (1) The number of shares of our Common Stock to be outstanding after this offering is based on 16,876,774 shares of Common Stock outstanding as of November 27, 2024, and excludes, as of that date, the following:

●          397,668 shares of Common Stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $21.74 per share;

●          707,524 shares of Common Stock issuable upon vesting of outstanding restricted stock    units (“RSUs”);

●          286,099 shares of Common Stock issuable upon vested RSUs having a delivery deferred to a future time;

●          488,254 shares of Common Stock available for future grant under our 2022 Omnibus Equity Incentive Plan;

●          732,146 shares of Common Stock issuable upon conversion of outstanding convertible notes; and

 ●          1,187,802 Unregistered Pre-Funded Warrant Shares issuable upon exercise of Unregistered Pre-Funded Warrants issued in the concurrent Private Placement at an exercise price of $.0005 per share.

Except as otherwise indicated, all information in this prospectus supplement reflects and assumes the following:

 ●          no issuance, exercise or settlement of stock-based awards under our equity incentive plans;

 ●          no issuance of shares of Common Stock upon conversion of outstanding convertible notes; and

 ●          no exercise of the Unregistered Pre-Funded Warrants issued in the concurrent Private Placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to purchase any securities in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering and Our Common Stock

As an investor, you may lose all of your investment.

Investing in our Common Stock involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Our management might apply these proceeds in ways with which you do not agree, or in ways that do not improve our financial condition or market value, which could compromise our ability to pursue our growth strategy and adversely affect the market price of our Common Stock.

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. All of the Shares of Common Stock sold in this offering upon issuance will be freely tradable without restriction or further registration under the Securities Act.

Our stock price has been and may be volatile in the future, and as a result, investors in our securities could incur substantial losses.

There can be no guarantee that our stock price will remain at current prices or that future sales of our Common Stock will not be at prices lower than those sold to investors. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future attributable to various factors including those discussed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering. Some factors may be unrelated to our operating performance or prospects or may be beyond our control. The price for our Common Stock may be influenced by many factors, including investor reaction to our business strategy; the success of our services, products, or technologies; compliance with Nasdaq listing standards; variations in our financial results; any major change in our board or management; or our involvement in regulatory investigations or litigation. In addition, if one or more analysts covering our business downgrade their evaluations of our Common Stock or the stock of other companies in our industry, the price of our Common Stock could decline. If one or more analysts cease to cover our Common Stock, we could lose visibility in the market for our Common Stock, which in turn could cause our stock price to decline.

Since our stock price may continue to be volatile in the future, investors in our Common Stock could incur substantial losses. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert management's and our board of directors' attention and resources from our business. Such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. We may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

Future sales of our Common Stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Common Stock to decline and impair our ability to raise capital through the sale of additional equity securities.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our Common Stock.

We may need additional financing following this offering to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all.

As of September 30, 2024, we had total assets of approximately $95.9 million and net working capital of approximately negative $4.1 million. As of September 30, 2024, our working capital included approximately $6.6 million of cash and cash equivalents. We believe that the net proceeds of this offering, plus our cash on-hand as of the date of this prospectus supplement and the projected excess availability on our revolving line of credit with SLR, is sufficient to fund our proposed operating plan for at least 12 months from the close of this offering. However, if we were to fall short of our projections, we may need additional capital to fund our continued operations. If necessary, we intend to seek additional funds through various financing sources, including the sale of our equity securities and divestures of assets. In addition, we will consider alternatives to our current business plan that may enable to us to achieve positive cash flow with a smaller amount of capital. However, there can be no guarantees that plans will be successful, or funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment. Obtaining additional financing contains risks, including:

●	additional equity financing may not be available to us on satisfactory terms and any equity we are able to issue would lead to dilution for current stockholders;
●	loans or other debt instruments may have unfavorable terms and/or conditions, such as interest rate, restrictive covenants and control or revocation provisions;
●	the current environment in capital markets combined with our capital constraints may prevent us from being able to obtain adequate financing; and
●	if we fail to satisfy covenants we are subject to or are unable to obtain additional financing to fund losses in our business, we may need to seek bankruptcy protection.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement,  the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include statements related to our anticipated financial performance, business prospects and strategy; anticipated trends and prospects in the various industries in which our businesses operate; new products, services and related strategies; and other similar matters. These forward-looking statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "will," or the negative thereof or other variations thereon or comparable terminology. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors listed in the “Risk Factors” section in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering.

Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, or incorporated by reference herein, will prove to be accurate. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we authorize for use in connection with this offering may not prove to be accurate and, accordingly, you should not place undue reliance on these forward-looking statements which only reflect the views of our management as of the date hereof or thereof (as applicable). Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by law, we do not undertake any obligation to update forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.3 million, after deducting the placement agent’s fees and estimated offering expenses payable by us. In addition, we estimate that the concurrent Private Placement will result in additional net proceeds of approximately $2.7 million, after deducting the estimated offering expenses payable by us and excluding any proceeds that may be received upon the cash exercise of the Unregistered Pre-Funded Warrants.

We intend to use the net proceeds from this offering for general corporate purposes which may include capital expenditures, working capital and general and administrative expenses.

Our expected use of net proceeds from the sale of Shares of Common Stock in this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our operations and the factors described under “Risk Factors” located elsewhere in this prospectus supplement, the accompanying base prospectus and in the information incorporated by reference herein or therein. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

PLAN OF DISTRIBUTION

ThinkEquity LLC has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement (the “Placement Agency Agreement”) dated November 29, 2024. The placement agent is not purchasing or selling any of the Shares of Common Stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Shares of Common Stock offered hereby. We entered into a securities purchase agreement (“Securities Purchase Agreement”) dated November 29, 2024, directly with certain institutional investors in connection with this offering, and we will only sell to investors who have entered into the Securities Purchase Agreement with us.

We expect to deliver 2,483,586 Shares of Common Stock being offered pursuant to this prospectus supplement on or about December 3, 2024, subject to satisfaction of certain closing conditions.

Determination of Offering Price

The offering price of the Shares we are offering was negotiated between us and the investors in the offering based on the trading price of our Common Stock prior to the offering, among other things.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 4% of the aggregate gross proceeds raised in this offering by an investor making an investment of $4,500,000. The following table shows the total placement agent cash fees we will pay in connection with the sale of the Shares of Common Stock in this offering, assuming the purchase of all of the Shares we are offering.

Placement Agent Fee per Share	$0.09
Total Placement Agent Fees	$180,000

We have also agreed to reimburse the placement agent at closing for legal and other expenses incurred by them in connection with the offering up to $100,000. We expect that the total expenses of the offering payable by us, excluding placement agent’s fees of 4% with respect to an investor, will be approximately $306,000.

Nasdaq Capital Market Listing

Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “FLNT.” On November 27, 2024, the last reported sale price of our Common Stock was $2.77 per share.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. We have no present arrangements with the placement agent for any services.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. A copy of the form of Securities Purchase Agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

PRIVATE PLACEMENT TRANSACTION

In a concurrent Private Placement, and assuming we sell all the Shares of Common Stock offered hereby, we are selling to certain officers and/or directors and a principal stockholder of the Company Unregistered Pre-Funded Warrants to purchase up to 1,187,802 Unregistered Pre-Funded Warrant Shares. The Unregistered Securities are not being registered under the Securities Act and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Unregistered Securities are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act.

The purchase price of each Unregistered Pre-Funded Warrant will be equal to $2.3147 and the exercise price of each Unregistered Pre-Funded Warrant will be $0.0005 per share. The exercisability of the Unregistered Pre-Funded Warrants offered in the Private Placement will be subject to Stockholder Approval (as defined herein). If such Stockholder Approval is obtained, the Unregistered Pre-Funded Warrants may be exercised at any time until all of the Unregistered Pre-Funded Warrants are exercised in full.

Our Common Stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635(c), which requires stockholder approval in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes common stock (and/or securities convertible into or exercisable for common stock) issued to a company’s officers, directors, employees or consultants at a discount to the Market Value of such company’s common stock. “Market Value” means the consolidated closing bid price (as reflected on Nasdaq.net) immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation. In addition to the foregoing, we are subject to Nasdaq Listing Rule 5635(b) which requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the company. This rule does not define when a change in control of a company may be deemed to occur; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if as a result of an issuance a person or entity will hold 20% or more of the outstanding shares of common stock or voting power of an issuer and such ownership or voting power of an issuer would represent the largest ownership position in the issuer.

The issuance of the Unregistered Pre-Funded Warrant Shares underlying the Unregistered Pre-Funded Warrants may result in shares of our Common Stock being issued to certain officers and/or directors (collectively, the “Inside Investors”) at a price which may be deemed to be below the Market Value of our Common Stock as of the time we entered into a securities purchase agreement (the “Private Placement Purchase Agreement”) with respect to the issuance of the Unregistered Securities. Specifically, the price per Unregistered Pre-Funded Warrant of $2.3147 was less than the consolidated closing bid price of our Common Stock on November 27, 2024 which was $2.76. Thus, the issuance of the Unregistered Pre-Funded Warrants may be considered “equity compensation” under Nasdaq Listing Rule 5635(c). As such, in order for the Unregistered Pre-Funded Warrant Shares to be fully issued as contemplated by the Private Placement Purchase Agreement, Stockholder Approval is required because, for purposes of Nasdaq Listing Rule 5635(c), the issuance of the Unregistered Pre-Funded Warrants could result in shares of our Common Stock being issuable to the Inside Investors upon exercise of their Unregistered Pre-Funded Warrants. In addition, the issuance of securities in the Private Placement may result in a “change of control” under Nasdaq Listing Rule 5635(b) in which event we would require Stockholder Approval to issue the Common Stock that would result in such a change of control.

Pursuant to the Private Placement Purchase Agreement, we are obligated to use our reasonable best efforts to obtain stockholder approval (the “Stockholder Approval”) of (i) the exercise of the Unregistered Pre-Funded Warrants in accordance with the rules of the Nasdaq Stock Market and (ii) any “change of control” under Nasdaq Listing Rule 5635(b) that may result from any full or partial exercise of the Unregistered Pre-Funded Warrants, at our next annual meeting of stockholders (the “Stockholder Meeting Deadline”). If, despite our reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, we are required to cause an additional stockholder meeting to be held within 90 days after the Stockholder Meeting Deadline. If, despite our reasonable best efforts the Stockholder Approval is not obtained at such subsequent stockholder meeting, we are required to cause an additional stockholder meeting to be held semi-annually thereafter until the Stockholder Approval is obtained.

In connection with the concurrent Private Placement, on November 29, 2024, we entered into Support Agreements (the “Support Agreements”) with the Inside Investors, a principal stockholder of the Company and purchasers a party to the Securities Purchase Agreement relating to this offering pursuant to which the parties thereto agreed to vote shares of our Common Stock beneficially owned by them in favor of the proposals to be voted upon at a meeting of stockholders of the Company and to vote against or decline to consent to any proposal or any other corporate action or agreement that would result in a breach by us of the Private Placement Purchase Agreement or impede, delay or otherwise adversely affect the consummation of the transactions contemplated by the Private Placement Purchase Agreement or any similar agreements entered into by us and the stockholders party thereto in connection with the consummation of the transactions contemplated by the Private Placement Purchase Agreement.

The closing of the Private Placement is expected to occur within two business days of the date of the Private Placement Purchase Agreement, subject to satisfaction of customary closing conditions.

LEGAL MATTERS

The validity of the Shares of Common Stock offered by this prospectus supplement will be passed upon by Sheppard, Mullin, Richter, & Hampton, LLP, San Diego, California. Certain legal matters in connection with this offering will be passed upon for the placement agent by Winston Strawn LLP, New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the Shares of Common Stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov and in the “Investor” section of our website at https://fluentco.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC (Commission File No. 001-37893):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 2, 2024 (the “Annual Report”);

●	portions of our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2024, that are incorporated by reference into Part III of the Annual Report;

●

our Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 15, 2024, our Quarterly Report on Form 10-Q and 10-Q/A for the period ended June 30, 2024 filed with the SEC on August 19, 2024 and August 20, 2024, and our Quarterly Report on Form 10-Q for the period ended September 30, 2024 filed with the SEC on November 15, 2024, respectively;

●

our Current Reports on Form 8-K filed with the SEC on January 19, 2024, January 26, 2024, March 18, 2024, April 12, 2024, April 30, 2024, June 7, 2024, July 8, 2024, September 11, 2024 and November 29, 2024; and

●

the description of our capital stock contained in our registration statement on Form 8-A filed on September 26, 2016, including any amendment or report filed for the purpose of updating such description (which includes the description of our Common Stock in Exhibit 4.3 of our Annual Report).

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including those made after the date of this prospectus supplement, until we file a post-effective amendment to the applicable registration statement that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus supplement as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement, respectively.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

Fluent, Inc.

300 Vesey Street, 9th Floor

New York, NY 10282

Attn: Legal Department

(646) 669-7272

You may also access the documents incorporated by reference in this prospectus supplement on the SEC’s website at www.sec.gov or through our website at https://investors.fluentco.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Prospectus

FLUENT, INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $50,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including pursuant to any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference into any of the foregoing, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the prospectus supplement for the applicable offering. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is presently listed on The Nasdaq Capital Market under the symbol “FLNT.” On August 26, 2024, the last reported sale price of our common stock was $2.73 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

As of August 26, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately 26,725,456 based on 16,871,826 outstanding shares of common stock, of which approximately 9,489,103 are held by non-affiliates, and a per share price of $3.62 based upon the closing sale price of our common stock on The Nasdaq Capital Market on July 2, 2024. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered or sold any shares of our common stock. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF SUBSCRIPTION RIGHTS	11
DESCRIPTION OF UNITS	12
LEGAL OWNERSHIP OF SECURITIES	12
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	16
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	17

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities under this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purposes of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to Fluent, Inc. and includes its subsidiaries and predecessors.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, any accompanying prospectus supplement and any related free writing prospectus the exhibits to the registration statement of which this prospectus is a part, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 16 of this prospectus for a further discussion on incorporation by reference.

Overview

We are an industry leader in digital marketing services. We primarily perform customer acquisition services by operating highly scalable digital marketing campaigns, through which we connect our advertiser clients with consumers they are seeking to reach. We access these consumers through both our owned and operated digital media properties and our auxiliary syndicated performance marketplace products. In 2023, we delivered data and performance-based customer acquisition services for over 500 consumer brands, direct marketers, and agencies across a wide range of industries, including Media & Entertainment, Financial Products & Services, Health & Life Sciences, Retail & Consumer, and Staffing & Recruitment.

We attract consumers at scale to our owned and operated digital media properties primarily through promotional offerings where they are rewarded for completing activities within the platforms. When registering on our sites, consumers provide their names, contact information, and opt-in permission to present them with relevant offers on behalf of our clients. Approximately 90% of these users engage with our media on their mobile devices or tablets.

Once users have registered on our sites, we integrate our proprietary direct marketing technologies and analytics to engage them with surveys, polls, and other experiences, through which we learn about their lifestyles, preferences, and purchasing histories, among other matters. Based on these insights, we serve targeted, relevant offers to them on behalf of our clients. As new users register and engage with our sites and existing registrants re-engage, the enrichment of our database expands our addressable client base and improves the effectiveness of our performance-based campaigns.

We also operate syndicated performance marketplaces on partner sites where we utilize our proprietary ad-serving technology to identify and acquire additional consumers for our advertiser clients. Our technology is integrated at key moments in the consumer experience to capitalize on high engagement and improve conversion. For example, Adflow, our post-sale e-commerce business, connects our advertisers to consumers on e-commerce websites after check-out. These syndicated solutions generate meaningful income for our partners, while driving additional growth for our advertiser clients. We typically remunerate our syndication partners on a revenue share or impression basis.

Additionally, we operate a call center-supported performance marketplace that provides live call-based performance campaigns to help clients increase engagement and in some cases sell products and services directly on behalf of our clients. The call solutions marketplace serves clients across an array of industries but has had a heavy focus on the health insurance sector. However, due to the increased unauthorized activity by third parties impacting our commission revenue related to the sale of certain health insurance policies, we have paused our participation in this sector as we re-evaluate its profitability for our business, even as we expect regulatory changes made by the government subsequent to the quarter close to mitigate further attrition.

Since our inception, we have amassed a large, proprietary database of first-party, self-declared user information and preferences. We solicit our users’ consent to be contacted by us and/or our advertisers via various contact methods including email, telephone, SMS/text, and push messaging. We then leverage their self-declared data in our performance offerings primarily in two ways: (1) to serve advertisements that we believe will be relevant to users based on the information they provide when they engage on our sites or other partner sites through our syndicated performance marketplaces and (2) to provide our clients with users' contact information so that such clients may communicate with them directly. We may also leverage our existing technology and database to drive new revenue streams, including utilization-based models (e.g., programmatic advertising).

We generate revenue by delivering measurable marketing results to our clients. We differentiate ourselves from other marketing alternatives by our abilities to provide clients with a cost-effective and measurable return on advertising spend, a measure of profitability of sales compared to the money spent on ads, and to manage highly targeted and highly fragmented online media sources. We are predominantly paid on a negotiated or market-driven "per click," "per lead," or other "per action" basis that aligns with the customer acquisition cost targets of our clients. We bear the costs of acquiring traffic from publishers' performance marketplaces that ultimately generate qualified clicks, leads, calls, app downloads, or customers for our clients.

Through AdParlor, LLC, we conduct our non-core business which offers clients various social media strategies through the planning and buying of media on different platforms.

Corporate Information

Our principal executive offices are located at 300 Vesey Street., 9th Floor, New York, NY 10282 and our telephone number at that address is (646) 669-7272. We maintain a corporate website at www.fluentco.com and an investor relations website at www.investors.fluentco.com. None of the information on or accessible through our websites is incorporated by reference in, or constitutes a part of, this prospectus or in any other filings with, or in any information furnished or submitted to, the SEC.

Listing

Our common stock is currently quoted on The Nasdaq Capital Market under the ticker symbol “FLNT.”

The Securities We May Offer

We may offer common stock, preferred stock, warrants, subscription rights or units, up to a total aggregate offering price of $50,000,000 from time to time in one or more offerings under this prospectus, the prospectus supplement for the applicable offering and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	rates and times of payment of any dividends;

•	redemption, conversion, exchange terms or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K, as updated by our subsequent quarterly reports on Form 10-Q and other reports and documents that are incorporated by reference into this prospectus and the applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward-looking statements include statements related to our anticipated financial performance, business prospects and strategy; anticipated trends and prospects in the various industries in which our businesses operate; new products, services and related strategies; and other similar matters. These forward-looking statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "will," or the negative thereof or other variations thereon or comparable terminology. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Actual results could differ materially from those contained in the forward-looking statements. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include those factors listed in “Risk Factors” set forth herein and elsewhere in this prospectus and the documents incorporated by reference in this prospectus and in other documents that we file with the SEC from time to time. We do not undertake any obligation to update forward-looking statements, except as required by law and intend that all forward-looking statements be subject to the safe harbor provisions described above.

Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this prospectus and the documents incorporated by reference in this prospectus may not prove to be accurate and, accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date hereof or thereof (as applicable). We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations, except as required by law.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for general corporate purposes, which may include working capital, capital expenditures, and refinancing or repayment of indebtedness. We may also use a portion of the net proceeds for acquisitions, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we may invest the net proceeds in marketable securities, short-term interest-bearing investment-grade securities, certificates of deposit or government securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, summarizes the material terms and provisions of the common stock and preferred stock that we may offer pursuant to this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the particular prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. For the complete terms of our common stock and preferred stock, please refer to our current certificate of incorporation, as amended to date, and our amended and restated bylaws, as amended to date, which have been filed with the SEC and are incorporated herein by reference. The terms of these securities may also be affected by the Delaware General Corporation Law, which we refer to as the DGCL. The summary below and any update which may be contained in any prospectus supplement and/or and in any related free writing prospectus that we may authorize to be provided to you is qualified in its entirety by reference to our certificate of incorporation and our amended and restated bylaws as either may be amended from time to time after the date of this prospectus, but before the date of any such prospectus supplement and/or related free writing prospectus.

Common Stock

Authorized Capital Shares

Our authorized capital shares consist of 200,000,000 shares of common stock, $0.0005 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of August 26, 2024, there were 16,871,826 shares of common stock issued and outstanding. There were no shares of preferred stock issued or outstanding as of August 26, 2024.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on by the stockholders, including the election of directors. Our certificate of incorporation and amended and restated bylaws do not provide for cumulative voting in the election of directors.

Dividend Rights

Holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available for the payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.

Liquidation Rights

In the event of our liquidation, the holders of our common stock will be entitled to share ratably in any distribution of our assets after payment of all debts and other liabilities and the preferences payable to holders of shares of preferred stock then outstanding, if any.

Listing

Our common stock is traded on The Nasdaq Capital Market under the trading symbol "FLNT."

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors, without further action by the holders of our common stock, may issue shares of preferred stock. The board of directors is vested with the authority to fix the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.

The authority possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of our company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.

A prospectus supplement relating to a series of preferred stock offered hereby and any related free writing prospectus that we may authorize to be provided to you will describe terms of that series of preferred stock, including:

•	the designation and stated value of that series;

•	the number of shares of preferred stock we are offering;

•	the initial public offering price at which the shares of preferred stock will be sold;

•

the dividend rate of that series, the conditions and dates upon which those dividends will be payable, whether those dividends will be cumulative or noncumulative, and, if cumulative, the date from which dividends will accumulate;

•	the process for any auction and remarketing, if any;

•	the relative ranking and preferences of that series as to dividend rights and rights upon any liquidation, dissolution or winding up of the affairs of our company;

•	any redemption, repurchase or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any preemptive rights;

•	any restrictions on transfer, sale or other assignment;

•	any restrictions on further issuances;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	any application for listing of that series on any securities exchange or market;

•

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, that series of preferred stock.

Restrictions on Payment of Dividends

We are incorporated in Delaware and governed by Delaware law. Delaware law allows a corporation to pay dividends only:

•	out of surplus, as determined under Delaware law; or

•	in case there is no such surplus, out of the corporation’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

On April 2, 2024, we entered into a credit agreement (the " Credit Agreement") with Crystal Financial LLC D/B/A SLR Credit Solutions. The Credit Agreement provides a $20.0 million term loan and up to a $30.0 million revolving credit facility and has a five-year term (together, the “Credit Facility”). The Credit Facility, which is described more fully in the documents incorporated herein by reference, contains contractual restrictions on our ability to pay dividends.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL, which we refer to as Section 203, prohibits certain transactions between a Delaware corporation and an “interested stockholder.” Generally, an “interested stockholder” for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting power of a Delaware corporation. This provision, if applicable, prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors before the stockholder became an interested stockholder; (2) the interested stockholder acquired at least 85% of the voting power (as calculated pursuant to Section 203) of the corporation in the transaction in which the stockholder became an interested stockholder; or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions do not apply in certain circumstances, including if the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. If such a provision is adopted by an amendment to the corporation’s certificate of incorporation, the amendment will be effective immediately if, among other requirements, the corporation has never had a class of voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. If this and other requirements are not satisfied, the amendment will not be effective until 12 months after its adoption and will not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption.

Our certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Therefore, in accordance with Section 203, the restrictions on certain business combinations in Section 203 do not currently apply to us.

Anti-takeover Effects of our Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Some provisions of our certificate of incorporation and amended and restated bylaws and certain provisions of Delaware law could make the following more difficult:

•	an acquisition of Fluent by means of a tender offer;

•	an acquisition of Fluent by means of a proxy contest or otherwise; or

•	the removal of our incumbent officers and directors.

Size of Board and Vacancies

Our amended and restated bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors on our board of directors will be fixed exclusively by the board of directors. Any vacancies in the board of directors resulting from death, resignation or removal from office may be filled by a majority vote of the directors then in office, though less than a quorum, or a sole remaining director.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation and amended and restated bylaws do not provide for the right of stockholders to act by written consent, except as authorized in advance by a resolution adopted by our board of directors or except as otherwise provided for or fixed pursuant to the provisions of Article FOURTH of our certificate of incorporation relating to the rights of holders of any series of preferred stock. Subject to these exceptions, stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our certificate of incorporation and amended and restated bylaws, stockholders are not entitled to call special meetings of stockholders. Only a majority of our board of directors or specified individuals may call such meetings.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, stockholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our amended and restated bylaws. To be timely, the notice must be received at our principal executive office not later than 90 nor more than 120 days prior to the first anniversary of the date for the preceding year’s annual meeting of stockholders. However, if the date of the annual meeting is more than 30 days before or 70 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be delivered no later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Moreover, in the event that the number of directors to be elected to the board of directors is increased and we make no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the date for the preceding year’s annual meeting of stockholders, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the corporate secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first made such public announcement.

Undesignated Preferred Stock

The authorization in our certificate of incorporation with respect to the issuance of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. The provision in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Indemnification Provisions

The following provisions of Delaware law and our certificate of incorporation and amended and restated bylaws govern the indemnification of our directors and officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation - a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s amended and restated bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our amended and restated bylaws provide that, to the fullest extent authorized by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of our company, or by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was serving, at our request, as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. To the extent authorized by the DGCL, we will indemnify such persons against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such persons in connection with such service. Notwithstanding the preceding sentence, except as otherwise provided in our amended and restated bylaws, we are required to indemnify the foregoing persons in connection with such a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by such person was authorized in the specific case by our board of directors. Any amendment of these provisions will not reduce our indemnification obligations relating to actions taken before such amendment.

We have entered into agreements to indemnify certain of our directors, officers, and persons who are or were a trustee, manager, member, partner, employee, attorney, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of our Company or a subsidiary of our Company or an affiliate of our Company (each, an “indemnifiable person”) to the fullest extent not prohibited by the provisions of our amended and restated bylaws and the DGCL, subject to certain exclusions. These agreements provide, among other things, that we will indemnify the indemnifiable person for Expenses. “Expenses” means all reasonable and documented direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by the indemnifiable person in connection with either the investigation, defense or appeal of, or being a witness or otherwise involved in, a Proceeding (as defined herein), or establishing or enforcing a right to indemnification under such agreement, Section 145 of the DGCL or otherwise; provided, however, that Expenses shall not include any judgments, fines, taxes (including ERISA or other benefit plan related excise taxes or penalties) or amounts paid in settlement of a Proceeding. “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, direct or derivative, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing. We also maintain liability insurance for our directors and officers acting within their capacities as such. Our directors’ and officers’ liability insurance policy insures our directors and officers against certain liabilities and expenses incurred by them in such capacities and insures us, under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

Transfer Agent and Registrar

Continental Stock & Trust Company has been appointed as the transfer agent and registrar for our common stock. Their contact information is: 1 State Street, 30th Floor, New York, NY 10004, phone number (212) 845-3249, www.continentalstock.com.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, or preferred stock and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, or preferred stock offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

Warrants are a security that gives the holder thereof the right, upon exercise of the warrant, to purchase for a specified exercise period a specified number of shares of our equity securities at a specified exercise price per share, in each case subject to adjustment upon the occurrence of certain events. In the applicable prospectus supplement, we will describe the terms of any warrants being offered, including, to the extent applicable:

•	the title of the warrants;

•	the offering price and aggregate number of warrants offered;

•	the price or prices at which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	if applicable, a discussion of material U.S. federal income tax considerations of holding or exercising the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities or shares of stock at such exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants or of the warrants represented by such warrant certificate, as applicable, are exercised, then we will issue a new warrant or warrant certificate, as applicable, for the remaining number of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights By Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase shares of common stock or preferred stock will be adjusted proportionately if we subdivide or combine common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for preferred stock or common stock, or any rights to subscribe for, purchase or otherwise acquire either class of capital stock, as a dividend or distribution to holders of our preferred stock or common stock;

•

pay any cash to holders of our preferred stock or common stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our preferred stock or common stock; or

•

issue preferred stock or common stock or additional stock or other securities or property to holders of our preferred stock or common stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property those holders would have been entitled to receive had they held the preferred stock or common stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a preferred stock or common stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of preferred stock or common stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the preferred stock or common stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of preferred stock or common stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our preferred stock or common stock are entitled to receive capital stock, securities or other property with respect to or in exchange for their securities, the holders of the preferred stock or common stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of capital stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, subscription rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the shares of common stock, shares of preferred stock, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders and investors in securities issued in street name will be indirect holders.

Street Name Holders

Investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in street name or by any other indirect means.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a registered holder, if that is permitted in the future; and

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market” offerings within the meaning of Rule 415(a)(4) under the Securities Act or through a market maker or into an existing market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through agents on a best-efforts basis;

•	through any other method permitted pursuant to applicable law; or

•	otherwise through a combination of any of the above methods of sale.

Sales of securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment of the registration statement of which this prospectus is a part). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, the prospectus supplement will name any underwriter involved in the offer and sale of the securities. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all of the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, meaning the agent is only required to take and pay for the securities it may sell to the public.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date on the terms set forth in the applicable prospectus supplement.

Broker-dealers or agents involved in an arrangement to sell any of the offered securities may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. Except as indicated in the applicable prospectus supplement, any purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of such common stock.

We may provide agents and underwriters with indemnification against civil liabilities related to one or more offerings under this shelf registration statement, including liabilities under the Securities Act, or with reimbursement and/or contribution with respect to payments or expenses that the agents or underwriters may make with respect to these liabilities. Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed such amounts as is determined to be unfair or unreasonable under applicable FINRA rules.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121 unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities that may be offered pursuant to this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

All securities we may offer pursuant to this prospectus, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference herein. Neither we nor any agent, underwriter or dealer has authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

Fluent’s principal executive offices are located at 300 Vesey Street, 9th Floor, New York, New York 10282, and our telephone number is (646) 669-7272. Our internet website is www.fluentco.com. The website address provided in this prospectus is not intended to function as a hyperlink and information obtained on the website is not and should not be considered part of this prospectus and is not incorporated by reference in this prospectus or any filing with SEC.

Additionally, we make our SEC filings available, free of charge, on our website at http://investors.fluentco.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37893):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 2, 2024 (the “Annual Report”);

●	portions of our Definitive Proxy Statement on Schedule 14A, filed on April 29, 2024, that are incorporated by reference into Part III of the Annual Report;

●

our Quarterly Report on Form 10-Q for the period ended March 31, 2024 filed with the SEC on May 15, 2024 and our Quarterly Report on Form 10-Q and 10-Q/A for the period ended June 30, 2024 filed with the SEC on August 19, 2024 and August 20, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 19, 2024, January 26, 2024, March 18, 2024, April 12, 2024, April 30, 2024, June 7, 2024, and July 8, 2024; and

●

the description of our capital stock contained in our registration statement on Form 8-A filed on September 26, 2016, including any amendment or report filed for the purpose of updating such description (which includes the description of our common stock in Exhibit 4.3 of our Annual Report).

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus, respectively.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to:

Fluent, Inc.

300 Vesey Street, 9th Floor

New York, NY 10282

Attn: Legal Department

(646) 669-7272

You may also access the documents incorporated by reference in this prospectus on the SEC’s website at www.sec.gov or through our website at https://investors.fluentco.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, the information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

2,483,586 Shares of Common Stock

Fluent, Inc.

PROSPECTUS SUPPLEMENT

ThinkEquity

November 29, 2024